UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2022
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 17, 2022, Sonic Automotive, Inc. (the “Company”) and certain of its subsidiaries entered into the Fourth Amendment to Credit Agreement and Lender Joinder (the “Amendment”) with PNC Bank, National Association (“PNC”), as administrative agent, and the other financial institutions party thereto. The Amendment amended the Company’s existing Credit Agreement, dated as of November 22, 2019, among the Company, the subsidiaries of the Company from time to time party thereto, the financial institutions party thereto, as lenders, and PNC, as administrative agent, (as amended, the “Mortgage Facility”).
In connection with the closing of the Amendment, on November 17, 2022, the Company incurred a term loan under the Mortgage Facility with a principal amount of $320.0 million, a portion of the proceeds of which were used to prepay the entire $77.6 million principal amount of the prior term loan outstanding under the Mortgage Facility. In addition the lenders under the Mortgage Facility committed to providing, upon the terms set forth in the Amendment and upon the pledging of sufficient collateral by the Company, delayed draw term loans in an aggregate principal amount up to $85.0 million (the “Delayed Draw Credit Facility”), and revolving loans in an aggregate principal amount not to exceed $95.0 million outstanding. On November 18, 2022, the Company incurred a term loan under the Delayed Draw Credit Facility with a principal amount of $7.0 million. The aggregate commitments of the lenders under the Mortgage Facility equal a total of $500.0 million, upon satisfaction of the conditions set forth in the Mortgage Facility.
The Amendment also amended the Mortgage Facility to, among other things: (i) extend the maturity date of all loans incurred under the Mortgage Facility to November 17, 2027; (ii) replace the Mortgage Facility’s LIBOR-based Eurodollar reference interest rate option with a reference interest rate option based upon one month Term SOFR (as defined in the Mortgage Facility); (iii) make changes to the pricing grid for loans incurred under the Mortgage Facility, which price is based on an incremental interest margin calculated based on the Company’s Consolidated Total Lease Adjusted Leverage Ratio.
Also in connection with the Amendment, on November 17, 2022, certain of the Company’s subsidiaries entered into an Amended and Restated Subsidiary Guaranty Agreement (the “A&R Subsidiary Guaranty”) with PNC, as administrative agent, in order for such subsidiaries to provide a guarantee of the Company’s obligations under the Mortgage Facility.
The Mortgage Facility contains usual and customary events of default, including cross defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an Event of Default (as defined in the Mortgage Facility), the Company could be required to immediately repay all outstanding amounts under the Mortgage Facility.
Certain of the lenders under the Mortgage Facility are also parties to other existing lending arrangements with the Company and its subsidiaries. The Company and its affiliates also have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Mortgage Facility and/or affiliates of such lenders.
The foregoing summary of the Mortgage Facility and the A&R Subsidiary Guaranty does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Credit Agreement and Lender Joinder, dated as of November 17, 2022, among Sonic Automotive, Inc.; the subsidiaries of Sonic Automotive, Inc. named therein; each financial institution party thereto; and PNC Bank, National Association, as administrative agent and a lender.

10.2
Amended and Restated Subsidiary Guaranty Agreement, dated as of November 17, 2022, among the subsidiaries of Sonic Automotive, Inc. named therein; and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

November 23, 2022	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel